                                                                   EXHIBIT 10(i)


                             CPC INTERNATIONAL INC.

                          EXECUTIVE LIFE INSURANCE PLAN

         Effective as of December 31, 1993, CPC International Inc., a Delaware corporation ('CPC"), hereby establishes an Executive Life Insurance Plan by the adoption of this document.

                                    ARTICLE I

                         NAME, PURPOSE, AND DEFINITIONS

         Section 1.1. Name. This Plan shall be known as the "CPC International Inc. Executive Life Insurance Plan."

         Section 1.2. Purpose.

                  (a) The purpose of this Plan is to encourage certain employees of the Company, who contribute materially to the prosperity of the Company, to remain in the employ of the Company, and to provide incentives for such individuals to devote their full abilities and industry to the success and progress of the Company, and encourage them to continue to promote the best interests of the Company. The Plan is also intended as a means of attracting and retaining employees of outstanding abilities and specialized skills by providing certain benefits, including potential death benefits for their families.

                  (b) The benefits made available under this Plan are in addition to any death benefits provided under other plans maintained by the Company. The benefits made available under this Plan are welfare benefits, and the Plan is intended to qualify as an employee welfare benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). These benefits shall be separate and apart from and not in any way dependent upon, connected to or related to any retirement benefits provided by the Company and shall not be deemed to be benefits under an "employee pension benefit plan" as that term is defined in ERISA.

         Section 1.3. Definitions. Whenever used herein, the following words and phrases shall have the meanings ascribed to them in this Section, unless otherwise specifically defined or unless the context clearly otherwise requires:

                  (a) "Agreement" or "Participation Agreement": An agreement executed by CPC and a Participant, as described in Section 3.2 hereof.

                  (b) "Beneficiary": The beneficiary or beneficiaries designated by the Participant (in the manner required by the Insurer) to receive a portion of the death benefit as provided in Section 4.5 hereof.

                  (c) "Board of Directors" or "Board": The Board of Directors of CPC.

                  (d) "Code": The Internal Revenue Code of 1986, as amended and now in effect and as it may be amended from time to time. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.


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                  (e) "Collateral Assignment": The form by which the Participant assigns certain Policy Rights to the Company to secure payment of the Liabilities.

                  (f) "Committee": The Pension and Welfare Committee appointed by the Board of Directors to administer CPC's pension and welfare plans.

                  (g) "Company": CPC and all of its subsidiaries which participate in this Plan with the written approval of the Committee, as provided herein. CPC and its subsidiaries which participate in this Plan are listed on Exhibit A which is attached hereto and incorporated herein by this reference, and such Exhibit may be amended by the Committee from time to time.

                  (h) "CPC": CPC International Inc., a Delaware corporation.

                  (i) "Death Benefit": The proceeds payable under a Policy by reason of a Participant's death.

                  (i) "Default": A Participant's failure to make the reimbursement or transfer of a Policy as provided in Section 4.4 hereof.

                  (k) "Disability": A physical or mental condition which qualifies the Participant for disability benefits under the CPC International Inc. Long-Term Disability Income Plan for Salaried Employees or any similar successor program maintained by CPC; provided, however, if the Participant is not covered by any such plan for any reason at the time of his injury or illness, he will be under a Disability for purposes of this Plan if in the determination of the Plan Administrator in the exercise of its sole and absolute discretion based upon competent medical evidence, the Participant's physical or mental condition totally and permanently prevents the Participant, for the first twelve months, from performing the material duties of his regular occupation, and thereafter from performing the material duties of any occupation for which the Participant would have been qualified in the absence of such disability.

                  (1) "Dividends": Dividends declared by the Insurer on a Policy. Dividends may or may not occur.

                  (m) "ERISA": The Employee Retirement Income Security Act of 1974, as amended and as now in effect, or as hereafter amended.

                  (n) "Insurer": Northwestern Mutual Life Insurance Company, or such other insurance company as CPC may designate from time to time.

                  (o) "Liabilities": The amounts to which CPC is entitled under this Plan and the Agreement.

                  (p) "Participant": An employee of a Company who meets the conditions for participation in this Plan, and is made a participant hereunder, all in accordance with the provisions of Article III hereof.

                  (q) "Plan Administrator" or "Administrator": The Committee.

                  (r) "Policy": A life insurance policy on the life of a Participant as provided in Section 4.1 hereof.

                  (s) "Policy Date": The date of the Policy as shown on the specifications page of the Policy.


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                  (t) "Policy Rights": Any and all rights, options, privileges and powers which a Policy grants to the owner of the Policy.

                  (u) "Policy Year": A period of twelve consecutive months during which a Policy is in force. The Policy Date begins the first Policy Year, and each anniversary thereof begins a subsequent Policy Year, provided the Policy is in force.

                  (v) "Premiums": The premiums payable on a Policy.

                  (w) "Reimbursement Trigger": The first of the following to occur:

                      (1) if the Participant's employment with the Company terminates for any reason after he attains age 55 and after the end of the 5th Policy Year, the later of the end of the Policy Year closest to the Participant's 65th birthday or the end of the 15th Policy Year, provided that the Participant paid his share of the Premiums until the later of the two dates (for example, if the Policy Date is 12/31/93, the Participant retires at age 55 on 12/31/99, and pays his share of the Premiums until attaining age 65, the reimbursement trigger would occur when the Participant attains age 65 on December 31, 2009) (as another example, if the Policy Date is 12/31/93 and the Participant retires at age 65 on 12/31/95, the reimbursement trigger would occur on 12/31/95);

                      (2) if the Participant becomes subject to a Disability while working for the Company and was not able to return to work for the Company or any other employer because of such Disability, the later of the end of the Policy Year closest to the Participant's 65th birthday or the end of the 15th Policy year, provided that the Participant paid his share of the Premiums until the later of the two dates;

                      (3) the Participant's employment with the Company terminates because of his death or under any circumstances not described in clauses (1) or (2);

                      (4) the Participant fails to timely pay his share of the Premiums through withholding or otherwise at any time for any reason;

                      (5) the Participant gives the Company written notice of cancellation of the Agreement;

                      (6) CPC terminates the Plan with respect to all Participants;

                      (7) CPC amends the Plan with respect to all Participants which causes a Reimbursement Trigger for the Participant; or

                      (8) the Participation Agreement with the Participant terminates for any reason.



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                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

         Section 2.1. Plan Administrator.

                  (a) The Plan shall be administered by the Committee as appointed by the Board of Directors from time to time. The Committee shall be the Plan Administrator of this Plan, provided that the Board of Directors, at its option, may at any time assume the responsibilities of and act as the Committee if the Board of Directors so desires. The Committee shall act in accordance with the practices and procedures established by CPC and the Committee from time to time.

                  (b) The Committee shall have the power to designate one or more persons, other than members of the Committee, to carry out its administrative responsibilities. Any such designation shall be made in accordance with rules prescribed by the Committee. The Committee is authorized to employ accountants, counsel, and other consultants and to employ clerical assistance as it may require in carrying out the provisions of this Plan.

                  (c) The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan (except such powers as are reserved by the Board of Directors), whether or not such powers are specifically enumerated herein, but not inconsistent with any of the express terms and provisions of this Plan.

                  (d) The Plan Administrator shall have the power to interpret, apply, and administer the provisions of this Plan, determine any questions of fact under this Plan, resolve any ambiguities under this Plan, and make all decisions and determinations necessary under this Plan or in connection with its administration, interpretation, and application, to the full extent permitted by law. The Committee shall have the authority in its discretion to identify the employees of the Company who satisfy the eligibility requirements set forth herein and are eligible to participate in this Plan. Decisions by the Committee shall be final and binding upon all parties to the extent permitted by law.

                  (e) A subsidiary of CPC must obtain the prior written approval of the Committee before it may be considered a "Company" for purposes of this Plan and as described in Section 1.3(g) of this Plan, and before its employees may be eligible to participate in this Plan.

         Section 2.2. Compensation of Committee Members. Unless otherwise determined by the Board of Directors, the members of the Committee shall serve without compensation for their services as such. All reasonable and necessary expenses of the Committee and its members, including but not limited to legal, accounting, and other professional fees and expenses, may be paid by CPC or reimbursed by CPC.



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                                   ARTICLE III

                           ELIGIBILITY, PARTICIPATION,
                       AND AMOUNT OF DEATH BENEFIT PAYABLE
                          TO PARTICIPANT'S BENEFICIARY

         Section 3.1. Eligibility. Individual participation in the Plan shall be determined in the sole and absolute discretion of CPC, and shall be limited to those employees of a Company who (i) are receiving a base salary (disregarding all bonuses and all other amounts other than base salary) of Seventy Thousand Dollars ($70,000.00) or more per annum as reflected in the records of the Company, and (ii) are insurable at rates acceptable to CPC. CPC in its sole and absolute discretion may determine that any individual is not eligible to participate in this Plan. In addition, in the sole and absolute discretion of CPC, a United States citizen working outside the United States for a CPC affiliate on a full-time basis, and who meets all the requirements for eligibility other than being employed by a Company, may participate in this Plan. An employee is eligible to participate in this Plan on a one-time basis only, when he first becomes eligible to participate in this Plan and is provided with notice thereof pursuant to Section 3.2 hereof. An employee shall not be eligible to participate thereafter, except as determined by the Committee in its sole discretion. When an employee becomes a Participant in this Plan, his coverage under the Company's basic and supplemental term insurance will terminate. An employee is not ineligible to participate in this Plan solely because he is a member of the Board of Directors or the Committee or is a participant in any other Company plan.

         Section 3.2. Notification and Participation. Each employee of the Company eligible to be a Participant hereunder shall be notified by CPC or the Committee and may begin participation in the Plan on the next December 31st. After notification, an employee who desires to participate in the Plan shall be required as a condition of participation to execute (i) a Participation Agreement, and (ii) a Collateral Assignment, on forms to be provided by CPC or the Committee, agreeing to be bound by all of the terms and provisions thereof, and such other forms and document as CPC or the Committee may require from time to time. By means of the Participation Agreement (and any other documents), the employee and CPC may agree to vary the terms of this Plan as to such employee.

         Section 3.3. Insurance Policy.Except as otherwise provided in the Participation Agreement, the portion of the Death Benefit under the Policy payable to the Participant's Beneficiary upon the Participant's death shall be as set forth in Exhibit B attached hereto and hereby made a part hereof. As a Participant's salary increases to higher salary ranges as set forth in Exhibit B, if the Participant meets the other eligibility requirements, the Participant shall have the option of purchasing additional life insurance coverage as indicated in Exhibit B, subject to all of the terms and conditions of this Plan, the Participation Agreement, the Collateral Assignment, and any additional documents related thereto or executed to increase such coverage, all in the manner as determined by the Committee from time to time. The salary ranges and the portions of the Death Benefit as set forth in Exhibit B may be changed at any time by the Committee.


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                                   ARTICLE IV

                               PREMIUM ARRANGEMENT

         Section 4.1. The Policy. The Participant will complete and sign an application for the issuance of a life insurance policy on his life (referred to herein as the "Policy").

         Section 4.2. Owner of the Policy. The Participant will own the Policy and may exercise the rights which the Policy grants to the owner, subject to this Plan, the Participation Agreement, and the Collateral Assignment. The Policy shall be delivered to CPC as agent for the Participant, and the Participant hereby directs CPC to retain possession of the Policy hereafter as his agent, provided that the Participant may request to inspect the Policy during regular business hours, and such request shall not be unreasonably denied.

         Section 4.3. Payment of the Premiums.

                  (a) The Participant and CPC will each pay a portion of the Premiums until the occurrence of a Reimbursement Trigger. The Participant will pay a part of each Premium as provided in the Participation Agreement, and CPC will pay the rest of the Premium until the occurrence of a Reimbursement Trigger. Procedurally, CPC will pay the total amount of each Premium to the Insurer as it becomes due, and the Company shall withhold amounts from the Participant's wages sufficient to pay his share of the Premiums, provided that
(i) as specifically provided in clauses (1) or (2) of Section 1.3(w) hereof, the Participant will be required to pay his portion of the Premiums directly to CPC, or (ii) if a trust is a party to the Participation Agreement rather than the Participant, the Participant's share of the Premiums shall be paid to CPC by the trust as required. By the execution of the Participation Agreement, the Participant consents to the withholding.

                  (b) CPC will have no obligation to pay any portion of any Premiums after the occurrence of a Reimbursement Trigger.

         Section 4.4. CPC's Right to Reimbursement.

                  (a) Within 60 days following the occurrence of a Reimbursement Trigger, the Participant must either (1) reimburse CPC for the total Premiums CPC paid (excluding the Premiums paid by the Participant through withholding or otherwise), or (2) transfer ownership of the Policy to CPC by signing such forms as CPC deems necessary. The cash surrender value of the Policy may be used to reimburse CPC for all or part of the Premiums it has paid, as permitted by the Insurer. Upon timely making such reimbursement, the Participant and CPC will promptly cancel the Collateral Assignment and so notify the Insurer, and the Participant will own the Policy free and clear of the Collateral Assignment. If the Participant transfers the Policy to CPC, all of the Participant's rights in the Policy, the Participation Agreement and this Plan will automatically terminate, and CPC will own the Policy free and clear. If the Participant does not timely make such reimbursement or transfer of the Policy, the Participant will be in Default and will forfeit to CPC all Policy values. For example, after Default CPC may surrender the Policy and receive the Policy's cash surrender value or hold the Policy until the Participant's death and receive the entire Death Benefit.

                  (b) If the Participant dies after the occurrence of a Reimbursement Trigger and before the Participant reimburses CPC or transfers the Policy as provided in Section 4.4(a) hereof, and before the Participant Defaults, then in lieu of such reimbursement or transfer CPC shall be entitled to a share of the Death Benefits as set forth in Section 4.5 below.


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

                  (c) Any payments made to CPC under a Policy in connection with CPC's right to reimbursement as set forth in this Article IV shall be made first from Policy values attributable to Dividends. The Participant will have no interest in Policy values attributable to Dividends except to the extent such values exceed CPC's interest in the Policy.

         Section 4.5. Sharing of the Death Benefits. If the Participant dies before the occurrence of a Reimbursement Trigger, the Insurer will pay CPC, except as otherwise provided in the Participation Agreement, an amount from the Death Benefit equal to the total Premiums paid by CPC (excluding the Premiums the Participant paid through withholding or otherwise), and the Participant's Beneficiary will receive the amount specified by the Participation Agreement, which shall be the remainder of the Death Benefit. The Death Benefit attributable to Dividends will be allocated first to CPC's share. In no event will the amount payable to CPC exceed the Death Benefit. The beneficiary designation provisions of the Policy shall comply with these provisions.

         Section 4.6. Securing CPC's Rights to Reimbursement and Death Benefits.

                  (a) When the Participant signs the Participation Agreement, he must also sign the Collateral Assignment to secure payment of the Liabilities. Under the Collateral Assignment, the Participant will assign to CPC all of his Policy Rights, except the Policy Rights to make a gift of his interest in the Policy in accordance with Section 4.8 hereof, to designate a Beneficiary of his share of any Death Benefit, and to select any optional mode of settlement thereof, which rights the Participant retains and may exercise in his sole discretion. The Policy Rights assigned to CPC include, but are not limited to, the right to surrender the Policy after Default and the right to exchange the Policy for another cash value whole life insurance policy, whether issued by the Insurer or another life insurance company.

                  (b) CPC may exercise any Policy Right assigned to it, as it elects in its sole and absolute discretion, subject, however, to the following limitations:

                      (1) Prior to Default, CPC will not surrender or partially
                          surrender the Policy, borrow under the Policy, or withdraw cash from the Policy; and

                      (2) until the occurrence of a Reimbursement Trigger, CPC
                          will direct the Insurer to apply Dividends to purchase paid-up additional insurance.

The foregoing will not in any way limit the rights of CPC to: (i) surrender the Policy after Default, (ii) exchange the Policy at any time as provided in paragraph (a) above, or (iii) direct the Insurer after the occurrence of a Reimbursement Trigger to pay Premiums with Dividends, through the surrender of Policy values, or through a combination of Dividends and surrendered values.

         Section 4.7. The Participant's Basic and Supplemental Term Insurance Coverage Will Be Terminated. The Company will provide employees with basic term insurance coverage, and the Company may have an arrangement under which employees may purchase supplemental term insurance coverage. When an employee becomes a Participant, the basic term insurance coverage and supplemental term insurance coverage provided thereunder will terminate on the Policy Date of the Policy. The Participant consents to the termination of such coverages and upon such termination waives, for himself and on behalf of his Beneficiaries, any benefits


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         Section 4.8. The Participant May Make a Gift of His Interest. The
Participant may at any time make a gift of his interest in the Policy. To do this the Participant must sign such forms as the Insurer and the Committee may require. Upon signing such forms the recipient shall be substituted as the owner of the Policy and shall be subject to the terms and conditions of the Participation Agreement and the Collateral Assignment, and the recipient's rights shall be subject to this Plan, and the Participant shall have no further interest.

         Section 4.9. The Participant's Interest is Exempt from Creditors (to the Extent Permitted by Law). To the extent enforceable under applicable law, neither the Participant's nor the Beneficiary's interest in the Policy, nor any rights in the Participation Agreement or this Plan shall be subject in any manner to (1) any claims of any creditor of the Participant, (2) the debts, contracts, liabilities or torts of the Participant, or (3) voluntary or involuntary transfers to, on behalf of, or on account of any creditor of the Participant. No future right, expectancy, distribution or payment pursuant to this Plan to the Participant, any successor to the Participant, or any Beneficiary, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, provided that gifts may be made as provided in Section 4.8 hereof. If any person or entity attempts to take any action contrary to this Section and if this Section is enforceable under applicable law, such action will have no effect, and CPC and the Participant will disregard the action, will not in any manner be bound by it, and will not incur any liability on account of it or the disregard of it.

          Section 4.10. Rights in the Policy. Prior to satisfaction of the Liabilities under Section 4.4 of this Plan and in accordance with Section 4.6 of this Plan, the Participant will not sell, assign, transfer, borrow against, surrender or cancel the Policy, nor change the Dividend election, without the prior written consent of CPC.

         Section 4.11. Merger or Consolidation of CPC. If CPC merges or consolidates with another entity, or if another entity purchases substantially all of the assets or outstanding stock of CPC, CPC shall either (i) arrange for the successor or acquiring entity to assume the obligations of CPC under this Plan and the Participation Agreements so that the Participants, rights will continue, or (ii) arrange for a trust to be established which shall assume the obligations of CPC under this Plan and the Participation Agreements so that the Participants' rights will continue. Such a trust would be funded with CPC's interest in the Policies under the Collateral Assignments and its related rights and any amounts necessary to pay CPC's share of all of the future Premiums on the Policies of all Participants (until the anticipated occurrence of a Reimbursement Trigger). The establishment, funding, and the provisions of such a trust would be determined in the sole and absolute discretion of CPC.

         Section 4.12. ERISA. The Plan is a 'welfare benefit plan, under ERISA.

         Section 4.13. Cooperation. The Participant and CPC will take such action as is necessary to cause the Insurer to issue the Policy, and will take any further action which may be necessary to carry out the provisions of this Plan with the intention of establishing a split-dollar insurance arrangement between the Participant and CPC. The Participant will sign such forms as CPC, the Committee or the Insurer may require as a condition of participation.


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

                                    ARTICLE V

                                 CLAIM PROCEDURE

         Section 5.1. Claim Procedure.

                  (a) Claims for benefits under the Plan shall be submitted in writing to the Committee or a person designated by the Committee for this purpose.

                  (b) The Administrator shall provide notice in writing to any person whose claim for benefits has been denied within 90 days after the receipt of the claim. Such 90 day notice shall be extended for an additional 90 days if the Administrator determines that such an extension of time is necessary to process the claim and so advises the claimant within 90 days after the receipt of the claim. Such notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. Such notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect his claim; and shall explain why such material or information is necessary. Such notice shall also explain the Plan's claims review procedure. A claim for benefits shall be deemed denied for purposes of proceeding to the review stage if the Administrator does not provide written notice to the claimant within the foregoing time period.

                  (c) The Committee shall afford to any person whose claim for benefits has been denied a reasonable opportunity for a full and fair review of the decision denying the claims. The claimant or his duly authorized representative shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of his claim. Within 60 days after, or as part of, a timely request for review, the claimant may submit issues and comments in writing and may review pertinent documents.

                  (d) Upon receipt of a timely request for review, the Committee may, in its discretion, designate one or more persons to hear the claimant's request and inquire into the merits of the claim. Such designee(s) shall meet promptly with the claimant and his duly authorized representative and shall hear such arguments and examine such documents as the claimant or his representative shall present. The designee(s) shall then report his (their) findings to the Committee orally or in writing.

                  (e) A decision of the Committee on review of a claim shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and setting forth specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made promptly but not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing. In such case, the claimant shall be advised in writing prior to the expiration of the initial 60 day period that a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. A claim shall be deemed denied on review if the decision on review is not furnished to the claimant within the foregoing time period.


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

                                   ARTICLE VI

                        AMENDMENT AND TERMINATION OF PLAN

         Section 6.1. Amendment and Termination of the Plan. CPC shall have the right to amend this Plan in any respect, in whole or in part, or may terminate this Plan, at any time and from time to time, subject to the participants' rights, if any, established at such time pursuant to the Participation Agreements (the definition of Reimbursement Trigger under Section 1.3(w) hereof includes a termination of t his Plan and any amendment of this Plan which causes a Reimbursement Trigger). Such right may be exercised by a duly authorized delegate of CPC.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. No Guarantee of Employment. Neither this Plan nor any action taken hereunder shall be construed as a contract of employment between the Company and any Participant, to be a consideration for, or an inducement or condition of, the employment of a Participant, or as giving any Participant any right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge any Participant at any time.

         Section 7.2. Gender and Number. For purposes of this Plan document, the masculine pronouns shall be construed to include the feminine, the feminine shall be construed to include the masculine, the singular to include the plural, and the plural to include the singular.

         Section 7.3. Additional Information. Each Participant, and each employee who is eligible to participate in the Plan and desires to participate in the Plan, shall furnish to the Company such documents, evidence o r other information as is necessary or desirable for the purpose of administering this Plan, and it shall be a condition of participation in this Plan that each such employee furnish such information promptly and sign such documents as the Committee may require before any benefit becomes payable under this Plan.

         Section 7.4. Incapacity of Recipient. If the Committee determines that any person entitled to payment sunder this Plan is incapable of personally receiving any such payment, then unless and until a claim shall have been made by a duly appointed legal guardian or other legal representative of such person, the Committee may cause any or all payment s hereunder becoming due to such person to be made to any other person or institution for the incapable person's benefit if such person or institution is then contributing toward or providing for the care and maintenance of the incapable person, and neither the Committee nor CPC shall have any responsibility to follow the application of amount so paid. Payments made pursuant to this provision shall completely discharge CPC, the Committee, and the Plan thereof.

         Section 7.5. Applicable Law. This Plan and all rights hereunder are governed by ERISA, and to the extent that any state law is applicable, the provisions of this Plan shall be construed, regulated, and administered under the laws of the State of New Jersey (without regard to its conflict of law rules).


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

                 IN WITNESS WHEREOF, CPC has caused this Plan to be adopted by its duly authorized officer as of December 31, 1993.

(SEAL)                                    CPC INTERNATIONAL INC.

ATTEST:

By:_______________________________        By: ________________________________
    Print Name:                               Print Name :
    Secretary                                 Print Title:

                                    EXHIBIT A

                             PARTICIPATING COMPANIES

                                             EFFECTIVE DATE
        COMPANY                             OF PARTICIPATION

CPC International Inc.                      December 31, 1993
Arnold Foods Company, Inc.                  December 31, 1993
CPC Specialty Products Inc.                 December 31, 1993
Enzyme Bio-Systems Ltd.                     December 31, 1993
S.B. Thomas, Inc.                           December 31, 1993

                                    EXHIBIT B

                          SCHEDULE OF PORTION OF POLICY
             DEATH BENEFIT PAYABLE TO THE PARTICIPANT'S BENEFICIARY

                                                    PORTION OF POLICY
                                                    DEATH BENEFIT PAYABLE
  RANGE OF EMPLOYEE'S                               TO THE PARTICIPANT'S
  ANNUAL BASE SALARY                                BENEFICIARY

      $ 70,000.00 - $ 79,999.99                     $  250,000.00
      $ 80,000.00 - $ 99,999.99                     $  350,000.00
      $100,000.00 - $149,999.99                     $  500,000.00
      $150,000.00 - $199,999.99                     $  750,000.00
      $200,000.00 - $299,999.99                     $1,000,000.00
      $300,000.00 or more                           $1,500,000.00


                             CPC INTERNATIONAL INC.

                          EXECUTIVE LIFE INSURANCE PLAN

                                 AMENDMENT NO. 1

                 THIS INSTRUMENT made this 23rd day of September, 1994, by CPC International Inc. (the "Company").

                              W I T N E S S E T H:

                 WHEREAS, the Company maintains the CPC International Inc. Executive Life Insurance Plan, effective as of December 31, 1993; and

                 WHEREAS, the Company reserves the right to amend the Plan pursuant to Section 6.1 thereof; and

                  WHEREAS, the Board of Directors of the Company has approved modification of the Plan's procedures governing Plan amendment and termination; and

                  WHEREAS, the Board of Directors of the Company has authorized and directed the Company's Pension and Welfare Committee to adopt an amendment to the Plan to memorialize the Board's action;

                  NOW, THEREFORE, the Plan is amended as follows:

                 FIRST: The second sentence of Section 6.1 of the Plan is deleted and the following language is inserted in its place:

         "Such action may be accomplished through duly authorized action by the Board of Directors of CPC or, with respect to amendments only, through duly authorized action of the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator shall not have authority to amend the Plan regarding any matter that would have a material effect on the Company or on Participants taken as a whole, as deter-mined by the General Counsel of CPC or his delegee, who shall have complete and sole discretion in making such determination. The Plan Administrator shall report quarterly to the Board of Directors or a committee thereof as to the amendments which the Plan Administrator has adopted."

                 SECOND: This Amendment is effective as of June 20, 1994.

                 IN WITNESS WHEREOF, CPC International Inc. has caused this Amendment to be executed by the Chairman of the Pension Committee on the date first set forth above.

                                       CPC INTERNATIONAL INC.



                                       By ______________________________________

                                           Chairman, Pension Committee